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                                                                EXHIBIT 11.1

                              VISUAL NETWORKS, INC.

                      CALCULATION OF LOSS PER COMMON SHARE
                                   (UNAUDITED)
               (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

                                                                     FOR THE THREE MONTHS ENDED        FOR THE SIX MONTHS ENDED
                                                                             JUNE 30,                          JUNE 30,
                                                                 --------------------------------  --------------------------------
                                                                      1998                1997          1998               1997
                                                                 ------------        ------------  ------------        ------------
Adjustments to net loss:
    Net loss .............................................       $     (5,570)       $     (1,643) $     (7,205)       $     (4,436)
    Preferred dividends and accretion ....................                  -                (365)         (144)               (729)
                                                                 ------------        ------------  ------------        ------------
    Net loss applicable to common
     shareholders ........................................       $     (5,570)       $     (2,008) $     (7,349)       $     (5,165)
                                                                 ============        ============  ============        ============


Weighted average share calculation:
   Basic weighted average shares outstanding:
    Average number of shares of common stock
     outstanding during the period .......................         19,846,267           4,900,581    16,401,905           4,879,780
     Basic weighted average shares outstanding ...........         19,846,267           4,900,581    16,401,905           4,879,780
    Diluted weighted average shares outstanding:
     Treasury stock effect of options (1) ................                  -                   -             -                   -
     Conversion of preferred stock (1) ...................                  -                   -             -                   -
                                                                 ------------        ------------  ------------        ------------
       Diluted weighted average shares outstanding .......         19,846,267           4,900,581    16,401,905           4,879,780
    Pro Forma diluted weighted average shares outstanding:
      Conversion of preferred stock ......................                  -          10,605,735     2,460,999          10,605,735
                                                                 ------------        ------------  ------------        ------------
    Pro forma diluted weighted average shares
      outstanding ........................................         19,846,267          15,506,316    18,862,904          15,485,515
                                                                 ============        ============  ============        ============

Loss per common share:
     Basic loss per share ................................       $      (0.28)       $      (0.41) $      (0.45)       $      (1.06)
                                                                 ============        ============  ============        ============
     Diluted loss per share ..............................       $      (0.28)       $      (0.41) $      (0.45)       $      (1.06)
                                                                 ============        ============  ============        ============
     Pro forma basic and diluted loss per share ..........       $      (0.28)       $      (0.13) $      (0.38)       $      (0.29)
                                                                 ============        ============  ============        ============
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(1)   Treasury stock effect of options and conversion of preferred stock are not included in the calculation of diluted weighted average shares outstanding as their effect would be anti-dilutive.